For Immediate Release

MCF Corporation Announces Earnings for the September Quarter

San Francisco - November 10, 2005 - MCF Corporation (AMEX: MEM), the parent company of Merriman Curhan Ford & Co., a securities broker-dealer and investment bank, today announced results for the three months ended September 30, 2005.

Third Quarter Financial Highlights

-	Total revenue is $9.1 million; a 45 percent increase over the third quarter 2004
-	Commission revenue is $6.9 million; 45 percent higher than third quarter 2004
-	Investment banking revenue is $1.1 million; a 16 percent decline from third quarter 2004
-	Net loss of $0.02 per diluted share; unchanged from third quarter 2004

“We did not close as many banking transactions as we expected in the third quarter,” stated Jon Merriman, chairman and chief executive officer of MCF Corporation. “However, after hiring Steve Foland mid-third quarter, we have already closed six transactions in the fourth quarter, demonstrating that our transition issues in banking are largely behind us and Steve’s team is off to a great start. We also remain very aware of the importance of controlling expenses, and the need to build our other two subsidiaries, MCF Asset Management and MCF Wealth Management, in order to lessen the volatility of our quarterly results.”

“Our third quarter revenue was driven by our steadily growing sales and trading commissions, partially offset by the decline in our investment banking business,” stated John Hiestand, chief financial officer of MCF Corporation. “We continued to invest in recruiting new talent and marketing through conferences, investor events and business development activities, which resulted in higher operating expenses. Despite these investments in our growth, the company remains cash flow positive during 2005, as measured by earnings before interest, taxes, depreciation and amortization, or EBITDA1. We are, however, taking steps to increase our profitability and we have developed specific plans to reduce our compensation-to-revenue ratio. We are also working to increase revenue per employee by continuing to hire and reward top producers.”

Other Quarterly Highlights

-	Hired Steven Foland, formerly of ThinkEquity Partners and CSFB, to head Merriman Curhan Ford & Co.’s investment banking group
-	Hired Stephen Leist, formerly of GM Capital Group and Citigroup, as chief operating officer of MCF Asset Management, LLC
-	Appointed Anthony Helfet, member of MCF’s board of directors and formerly of USB and Dillon, Read & Co. Inc., as a senior advisor to the firm
-	Hired four seasoned professionals to the brokerage team: Raymond Velazquez and Paulina Apostolides as senior traders; Alan Ebright as a senior salesman and Tom Grimstad as a senior sales trader
-	Closed two equity underwritten transactions and one private placement transaction, compared to one underwritten and one private placement transaction during the third quarter 2004
-
Hosted our 2nd Annual Investor Summit in San Francisco, where CEOs and senior management from over 130 fast-growing companies made presentations to over 1,000 institutional investors at the three-day conference

Conference Call for the Third Quarter 2005 Results

In conjunction with this announcement, MCF Corporation will host a discussion of the Company’s third quarter 2005 results with investors and financial analysts on Thursday, November 10th at 1:30 PM (Pacific Standard Time). Interested listeners and participants may access the live conference call by dialing (800) 474-8920 or may access the live Web broadcast at the Company’s Web site, www.merrimanco.com. An archived version of the discussion will be available on the Company’s Web site following the conclusion of the live conference call.

About MCF Corporation

MCF Corporation (AMEX: MEM) is a financial services holding company that provides investment research, capital markets services, corporate and venture services, investment banking, asset management and wealth management through its operating subsidiaries, Merriman Curhan Ford & Co., MCF Asset Management, LLC, and MCF Wealth Management, LLC. MCF Asset Management, LLC and MCF Wealth Management, LLC are two recently formed businesses that are predicated on fee-based, recurring revenue models.

Merriman Curhan Ford & Co. is a securities broker-dealer and investment bank focused on fast-growing companies and growth-oriented institutional investors. It provides investment research, brokerage and trading services primarily to institutions, as well as advisory and investment banking services to corporate clients. Its mission is to become a leader in the researching, advising, financing and trading of fast-growing companies. Merriman Curhan Ford & Co. is registered with the Securities and Exchange Commission as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. and SIPC.

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Quarterly Report on Form 10-Q filed on November 10, 2005. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

* * *

At the Company:

John Hiestand
Chief Financial Officer
(415) 248-5640
jhiestand@merrimanco.com

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
Revenue:
Commissions	$6,943,963	$4,805,372	$20,265,658	$15,770,617
Principal transactions	838,504	155,602	315,770	1,264,122
Investment banking	1,130,351	1,340,750	9,839,450	9,478,007
Other	200,382	1,623	456,595	23,595

Total revenue	9,113,200	6,303,347	30,877,473	26,536,341

Operating expenses:
Compensation and benefits	6,761,813	5,170,358	23,130,359	18,953,618
Brokerage and clearing fees	688,320	588,099	1,775,597	1,887,754
Professional services	502,093	346,151	1,248,923	979,198
Occupancy and equipment	426,109	219,511	1,159,307	596,383
Communications and technology	496,285	383,015	1,362,638	984,774
Depreciation and amortization	132,606	38,780	367,718	96,641
Other	1,611,465	1,015,887	3,532,117	2,254,516

Total operating expenses	10,618,691	7,761,801	32,576,659	25,752,884

Operating income (loss)	(1,505,491)	(1,458,454)	(1,699,186)	783,457
Interest income	115,316	24,428	305,407	60,145
Interest expense	(15,755)	(20,451)	(49,468)	(97,648)

Income (loss) before income taxes	(1,405,930)	(1,454,477)	(1,443,247)	745,954
Income tax benefit (expense)	(86,814)	425,630	(127,408)	(37,715)

Net income (loss)	$(1,492,744)	$(1,028,847)	$(1,570,655)	$708,239

Earnings (loss) per share:
Basic	$(0.02)	$(0.02)	$(0.02)	$0.01
Diluted	$(0.02)	$(0.02)	$(0.02)	$0.01

Weighted average common shares outstanding:
Basic	66,905,944	59,919,209	66,226,377	57,094,385
Diluted	66,905,944	59,919,209	66,226,377	76,958,136

Foot Note (1)
EBITDA	$(1,056,349)	$(1,109,558)	$136,596	$1,675,937
Adjustments:
Interest income	115,316	24,428	305,407	60,145
Interest expense	(15,755)	(20,451)	(49,468)	(97,648)
Income tax expense	(86,814)	425,630	(127,408)	(37,715)
Depreciation and amortization	(132,606)	(38,780)	(367,718)	(96,641)
Amortization of stock-based compensation	(316,536)	(310,116)	(1,468,064)	(795,839)

Net income (loss)	$(1,492,744)	$(1,028,847)	$(1,570,655)	$708,239

MCF CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	September 30, 2005	December 31, 2004
ASSETS
Cash and cash equivalents	$14,939,628	$17,459,113
Securities owned:
Marketable, at fair value	5,907,148	2,342,225
Not readily marketable, at estimated fair value	526,734	259,340
Restricted cash	627,866	625,000
Due from clearing broker	1,234,772	787,862
Accounts receivable, net	1,233,137	1,579,393
Equipment and fixtures, net	1,335,011	1,032,797
Intangible assets, net	404,766	—
Prepaid expenses and other assets	743,886	922,094

Total assets	$26,952,948	$25,007,824

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$1,239,555	$431,656
Commissions payable	1,703,433	2,840,239
Accrued liabilities	3,175,090	2,962,660
Due to clearing and other brokers	128,053	99,205
Securities sold, not yet purchased	1,566,672	—
Capital lease obligation	401,365	452,486
Convertible notes payable, net	174,157	166,404
Notes payable	1,254,496	1,321,324

Total liabilities	9,642,821	8,273,974

Commitments and contingencies

Stockholders’ equity:
Preferred stock, Series A—$0.0001 par value; 2,000,000 shares authorized; 0 shares issued and outstanding as of September 30, 2005 and December 31, 2004, respectively; aggregate liquidation preference of $0	—	—
Preferred stock, Series B—$0.0001 par value; 12,500,000 shares authorized; 8,750,000 shares issued and 0 shares outstanding as of September 30, 2005 and December 31, 2004; aggregate liquidation preference of $0	—	—
Preferred stock, Series C—$0.0001 par value; 14,200,000 shares authorized; 11,800,000 shares issued and 0 shares outstanding as of September 30, 2005 and December 31, 2004; aggregate liquidation preference of $0	—	—
Common stock, $0.0001 par value; 300,000,000 shares authorized; 71,439,807 and 68,648,627 shares issued and outstanding as of September 30, 2005 and December 31, 2004, respectively	7,144	6,865
Additional paid-in capital	111,690,495	108,558,892
Deferred compensation	(3,629,785)	(3,163,876)
Note receivable - Ascend	(519,041)	—
Accumulated deficit	(90,238,686)	(88,668,031)

Total stockholders’ equity	17,310,127	16,733,850

Total liabilities and stockholders’ equity	$26,952,948	$25,007,824